INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-14087 of Oppenheimer Real Asset Fund of our report dated January 16, 1997 appearing in the Statement of Additional Information, which is a part of such Registration
Statement.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP


Denver, Colorado
January 30, 1997



prosp\735con